Exhibit 10.24

LOAN EXTENSION AGREEMENT

This LOAN EXTENSION AGREEMENT (this “Agreement”) is made effective as of February 9, 2016, by and among BSRECP II Joint US Origination, L.L.C., a Delaware limited liability company, Broad Street Principal Investments, LLC, a Delaware limited liability company, BCSSS Investments S.À.R.L. and MPS Investments S.À.R.L. (together with its successors and/or assigns, collectively, “Lender”), HUDSON DELANO SENIOR MEZZ LLC, a Delaware limited liability company (“Borrower”) and MORGANS HOTEL GROUP CO., a Delaware corporation (“Guarantor”).

RECITALS:

A.Capitalized terms used but not defined herein shall have the meanings assigned such terms in that certain Mezzanine A Loan Agreement dated as of February 6, 2014, between Assignor, as borrower and Citigroup Global Markets Realty Corp. (“Citi”) and Bank of America, N.A. (“BofA” and individually and collectively with Citi, “Original Lender”), (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B.Original Lender assigned, sold and transferred its interest in the Loan and all Loan Documents to Lender and Lender is the current holder of all of Original Lender’s interest in the Loan and the Loan Documents.

C.As provided in Section 2.9 of the Loan Agreement, Borrower has elected to exercise the first Extension Option (the “First Extension”) and extend the Maturity Date to the first Extended Maturity Date, February 9, 2017 (the “First Extended Maturity Date”).

D.Lender is willing to acknowledge the First Extension, upon and subject to all covenants, terms and conditions herein provided, and on the basis of the facts and statements contained in the foregoing recitals.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and Borrower agree as follows:

1.First Extension.

a.Subject to the conditions stated in Subsection 1c below, Lender and Borrower agree that the Maturity Date is extended from the stated Maturity Date to the First Extended Maturity Date.  All references to the Maturity Date in the Loan Documents are hereby changed to refer to the Stated Maturity Date as extended to the First Extended Maturity Date.

b.Borrower agrees that Borrower shall continue to make monthly payments as provided under the Loan Agreement and Note on each Monthly Payment Date up to and including the First Extended Maturity Date.

c.The Lender’s consent to the First Extension is subject to the satisfaction of the following conditions, all of which shall be satisfied on or before 5:00 pm EST on

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February 9, 2016, other than the condition set forth below in subsection iv which shall be satisfied on or before 5:00 pm EST on February 23, 2016:

i.	An original copy of this Agreement executed by Borrower shall be delivered to Lender (provided, that Lender shall accept an electronic copy with an original to follow by overnight delivery);
ii.

Borrower has provided to Lender one or more Replacement Interest Rate Cap Agreements from a Counterparty reasonably acceptable to Lender having the Minimum Counterparty Rating meeting the requirements of Section 2.8 of the Loan Agreement which shall be effective commencing on the first day of the first Extension Period and shall have a maturity date not earlier than the last day of the Interest Accrual Period related to the First Extended Maturity Date; for the avoidance of doubt, the Strike Rate of such Replacement Interest Rate Cap Agreements shall be 0.293%;

iii.

Borrower and Counterparty shall have executed and delivered a replacement Collateral Assignment of Interest Rate Protection Agreement based on the document executed in connection with the closing of the Loan and otherwise reasonably acceptable to Lender;

iv.

Borrower has provided an acceptable replacement opinion from counsel for the Counterparty for the Replacement Interest Rate Cap Agreement meeting the requirements of Section 2.8(f) of the Loan Agreement;

v.

Borrower shall have delivered a principal prepayment of $6,266,010.05 to Lender (together with any applicable Interest Shortfall), which the parties acknowledge and agree will enable Borrower to meet a Debt Yield of not less than 7.25% as required under Section 2.9(e) of the Loan Agreement;

vi.	Lender shall have received satisfactory evidence that Mortgage Borrower has exercised the first Mortgage Loan Extension Option in accordance with the terms of the Mortgage Loan Agreement;
vii.	Lender shall have received satisfactory evidence that Mezzanine B Borrower has exercised the first Mezzanine B Extension Option in accordance with the terms of the Mezzanine B Loan Agreement; and
viii.

Borrower shall have paid all amounts due and payable by Borrower pursuant to the Loan Documents as of the stated Maturity Date and all outstanding out-of-pocket costs and expenses of Lender incurred in connection with the First Extension, including reasonable legal fees and expenses of the Lender’s counsel.  Lender’s wiring instructions for the payment of the

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amounts due under Subsection (v) above and this Subsection (viii) are attached hereto as Exhibit A.

2.References; No Further Modifications.  All references in the Loan Documents to the Note shall be deemed to be references to the Note as extended hereby.  Except as extended hereby, the Note and other Loan Documents shall remain unchanged and in full force and effect.

3.No Event of Default; Payment of TLG Promissory Notes and Convertible Notes.  Borrower, by its execution of this Agreement, represents and warrants that, as of the date hereof: (i) no Event of Default has occurred and is continuing; and (ii) the TLG Promissory Notes and Convertible Notes have been paid in full.

4.Reaffirmation of Borrower.  Borrower hereby renews, reaffirm, ratifies and confirms the Loan Documents to which it is a party and acknowledges and agrees that the Loan Documents remain in full force and effect without impairment and without modification (except as specifically provided herein), and that no rights or remedies of Lender under the Loan Documents have been waived.  Borrower agrees to continue to pay, perform, and discharge each and every obligation of payment and performance under, pursuant to and as set forth in the Loan Documents to which it is a party at the time, in the manner and otherwise in all respects as therein provided. Borrower hereby acknowledges, agrees and warrants that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, which would enable Borrower to avoid or delay timely performance of its obligations under the Loan Documents.

5.Reaffirmation of Guarantor.  Guarantor hereby renews, reaffirm, ratifies and confirms the Loan Documents to which it is a party and acknowledges and agrees that the Loan Documents remain in full force and effect without impairment and without modification (except as specifically provided herein), and that no rights or remedies of Lender under the Loan Documents have been waived.  Guarantor agrees to continue to pay, perform, and discharge each and every obligation of payment and performance under, pursuant to and as set forth in the Loan Documents to which it is a party at the time, in the manner and otherwise in all respects as therein provided. Guarantor hereby acknowledges, agrees and warrants that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, which would enable Guarantor to avoid or delay timely performance of its obligations under the Loan Documents.

6.Amendment and Waiver.  No term, covenant, agreement or condition of this Agreement may be amended unless in a writing executed by all of the parties hereto. No waiver of any term, covenant, agreement or condition of this Agreement by a party shall be effective unless in a writing executed by the waiving party.

7.Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, except that the assignment of the rights and obligations of the Borrower hereunder shall be subject to the restrictions on transfers and assignments contained in the Loan Documents.

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8.Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

9.Integration and Severability; Release.  This Agreement, taken together with the Loan Documents, embodies the entire agreement and understanding between the Lender and the Borrower with respect to the matters addressed herein, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

10.Conflict with Existing Loan Documents.  Notwithstanding any provision to the contrary contained in this Agreement or any of the Loan Documents, if any of the provisions of the Loan Documents conflict with or are inconsistent with the provisions of this Agreement, this Agreement shall control and govern.

11.Captions.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

12.Governing Law.  WITH RESPECT TO ANY ACTION OR DISPUTE BETWEEN BORROWER AND LENDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH SECTION 17.2 OF THE LOAN AGREEMENT.

13.Loan Extension Agreement.  It is the intention and understanding of the parties hereto that this Agreement shall act as an extension of the Loan and that this Agreement shall not act as a novation of such Loan.

14.One Time Waiver.  Borrower and Guarantor acknowledge that any departure by Lender from the terms of the Loan Documents in granting the first Extension Period, including, without limitation, any departure in the calculation of the components of Debt Yield, shall be a one-time departure only, shall not create a course of conduct on the part of Lender, and shall not be applicable to any future determinations by Lender under the Loan.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LENDER:

BSRECP II JOINT US ORIGINATION, L.L.C.,
a Delaware Limited Liability Company

By:	/s/ Barry J. Olson
Name: Barry J. Olson
Title: Vice President

BROAD STREET PRINCIPAL INVESTMENTS LLC,
a Delaware limited liability company

By:	/s/ Barry J. Olson
Name: Barry J. Olson
Title: Vice President

BCSSS Investments S.À.R.L.,
a Société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg
By:	Goldman, Sachs & Co., its Attorney-in-Fact

By:	/s/ Jeffrey Fine
Name:	Jeffrey Fine
Title:	Managing Director

MPS Investments S.À.R.L.,
a Société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg
By:	Goldman, Sachs & Co., its Attorney-in-Fact

By:	/s/ Jeffrey Fine
Name:	Jeffrey Fine
Title:	Managing Director

[Signatures continue on the following page]

BORROWER:

HUDSON DELANO SENIOR MEZZ LLC,
a Delaware limited liability company

By:	Hudson Delano Junior Mezz LLC,
a Delaware limited liability company, its Managing Member

By:	Morgans Group LLC,
a Delaware limited liability company, its Managing Member

By:	Morgans Hotel Group Co.,
a Delaware corporation,its Managing Member

By:	/s/ Richard Szymanski
	Name:	Richard Szymanski
	Title:	Chief Financial Officer

[Signatures continue on the following page]

GUARANTOR:

MORGANS HOTEL GROUP CO.,
a Delaware corporation

By:	/s/ Richard Szymanski
	Name:	Richard Szymanski
	Title:	Chief Financial Officer

Exhibit A

WIRING INSTRUCTIONS

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